Exhibit 4.2

NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

1,800,000 Warrants	July 16, 2012

TRIG ACQUISITION 1, INC.

WARRANTS

TRIG Acquisition 1, Inc., a Nevada corporation (“TRIG”), certifies that, for value  received, TRIG Capital Group, LLC (“TCG”), or registered assigns (the “Holder”), is the owner of a Warrant of TRIG (the “Warrants”) to purchase 1,800,000 shares of Common Stock of TRIG.  The Warrant entitles the Holder to purchase from TRIG at any time prior to the Expiration Date (as defined below) one share of the common stock of TRIG (the “Common Stock”) for $2.00 per share (the “Exercise Price”), on the terms and conditions hereinafter provided.   The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Warrant Certificate.

1.             Vesting; Expiration Date; Exercise

1.1           Vesting.  The Warrants shall vest and become exercisable as of the date of this Warrant Certificate.

1.2           Expiration Date.  The Warrants shall expire on July 16, 2017 (the “Expiration Date”).

1.3           Manner of Exercise.  The Warrants are exercisable by delivery to TRIG of the following (the “Exercise Documents”): (a) this Warrant Certificate (b) a written notice of election to exercise the Warrants; and (c) payment of the Exercise Price in cash, by check or by “net” exercise as contemplated by Section 1.4 of this Warrant Certificate.  Within three business days following receipt of the foregoing, TRIG shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Warrant Certificate are exercised, a new certificate evidencing the Warrants not so exercised.

1.4           Net Exercise.  In lieu of the cash payment methods set forth in Section 1.3 above, the Holder may elect to exchange all or some of the Warrant for the number of shares of Common Stock computed using the following formula:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the portion or entire Warrant being exchanged (as adjusted to the date of such calculation).

A = the Market Price per share on the date of receipt by TRIG of the exercise documents.

B = the Exercise Price per share of the Warrant being exchanged (as adjusted in accordance with the terms of Section 2 hereof).

The “Market Price” on any trading day shall be deemed to be the last reported sale price of the Common Stock on such day, or, in the case no such reported sales take place on such day, the last reported sale price on the preceding trading day on which there was a last reported sales price, as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the Financial Industry Regulatory Authority, Inc. (such as through the OTC Bulletin Board) or a similar organization or if Nasdaq is no longer reporting such information.  If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors of TRIG based on the information best available to it, including recent arms-length sales of Common Stock to unaffiliated persons.

            1.5           Restriction on “Net” Exercise.  Notwithstanding anything to the contrary, application of “Net” Exercise provisions are restricted during the one year period commencing with the issue date of the Warrants.

2.             Adjustments for Stock Dividends, Splits, Reclassification, etc.  Except for the proposed Alternative Public Offering and merger with Grilled Cheese, Inc., if prior to the Expiration Date, TRIG shall pay a stock dividend upon, or subdivide, split-up, reverse split, reclassify or combine its shares of Common Stock or if such stock shall be made exchangeable for other stock of TRIG or if TRIG shall effect a capital reorganization or reclassification of the capital stock or consolidate or merge TRIG with another entity or sell substantially all of its assets to another entity in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock then TRIG shall appropriately adjust the number, class and/or exercise price of the Common Stock subject to the outstanding Warrant to reflect the change in Common Stock. All affected terms and conditions of the Warrant shall also be appropriately adjusted. If, as a result of any adjustment under this section the Holder shall become entitled to a fractional share of Stock, the Holder shall have the right to purchase only the adjusted full number of shares of Common Stock and no payment or other adjustment will be made in respect to the fractional shares of Common Stock so disregarded. The determination of TRIG’s Board of Directors regarding any adjustment will be final and conclusive. The Holder of the Warrant shall be given prompt notice of any adjustment of the number of shares issuable on exercise of the Warrant or any adjustment of the exercise price of the Warrant as well as the taking of any of the foregoing corporate actions.

3.             Reservation of Shares.  TRIG shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, TRIG shall promptly seek such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.             Warrant Certificate as to Adjustments.  In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrants, the Chief Financial Officer of TRIG shall compute such adjustment in accordance with the terms of these Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price.  TRIG shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

5.             Loss or Mutilation.  Upon receipt of evidence reasonably satisfactory to TRIG of  the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, TRIG will execute and deliver in lieu thereof a new Warrant Certificate of like tenor as the lost, stolen, destroyed or mutilated Warrant Certificate.

6.             Representations and Warranties of TRIG.  TRIG hereby represents and warrants to Holder that:

6.1           Due Authorization.  All corporate action on the part of TRIG, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of TRIG under, these Warrants, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of these Warrants, has been duly taken.  These Warrants constitute a valid and binding obligation of TRIG enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

6.2           Organization.  TRIG is a corporation duly organized, validly existing and in good standing under the laws of the State referenced in the first paragraph of this Warrant Certificate and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

6.3           Valid Issuance of Stock.  Any shares of Common Stock issued upon exercise of these Warrants will be duly and validly issued, fully paid and non-assessable.

6.4           Governmental Consents.  All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of TRIG required in connection with the consummation of the transactions contemplated herein have been obtained.

7.             Representations and Warranties of TCG.  By receipt of this Warrant Certificate, TCG represents and warrants to TRIG that:

7.1           TCG is acquiring the Warrants for its own account, for investment purposes only.

7.2           TCG understands that an investment in the Warrants involves a high degree of risk, and TCG has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. TCG has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

7.3           TCG has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.

7.4           TCG understands that the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws.  TCG is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in TCG being required to hold the Warrants for an indefinite period of time.

7.5           TCG agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to TRIG any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, TRIG may require the contemplated transferee to furnish TRIG with an investment letter setting forth such information and agreements as may be reasonably requested by TRIG to ensure compliance by such transferee with the Securities Act.

8.             Notices of Record Date

In the event:

8.1           TRIG shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of these Warrants), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

8.2           of any consolidation or merger of TRIG with or into another corporation, any capital reorganization of TRIG, any reclassification of the capital stock of TRIG, or any conveyance of all or substantially all of the assets of TRIG to another corporation in which holders of TRIG’s stock are to receive stock, securities or property of another corporation; or

8.3           of any voluntary dissolution, liquidation or winding-up of TRIG; or

8.4           of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, TRIG will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  TRIG shall use all reasonable efforts to ensure such notice shall be delivered at least 15 days prior to the date therein specified.

9.             Severability.  If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.           Notices.  All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at TRIG Capital Group, Inc., 641 Lexington Avenue, Suite 1526, New York, NY 10022; and if addressed to TRIG Acquisition 1, Inc., 641 Lexington Avenue, Suite 1526, New York, NY 10022, or such other address as Holder or TRIG may designate in writing.

11.           No Rights as Shareholder.  The Holder shall have no rights as a shareholder of TRIG with respect to the shares issuable upon exercise of the Warrants until the receipt by TRIG of all of the Exercise Documents.

TRIG Acquisition I, Inc.

By:
Its:

EXHIBIT “A”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To:           (Name of Company)

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of TRIG Acquisition I, Inc. (“TRIG”), pursuant to the terms of the enclosed  warrant certificate (the “Certificate”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.

The undersigned hereby represents and warrants to, and agrees with, TRIG as follows:

1.           Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2.           Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3.           Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4.           Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5.           Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to TRIG any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, TRIG may require the contemplated transferee to furnish TRIG with an investment letter setting forth such information and agreements as may be reasonably requested by TRIG to ensure compliance by such transferee with the Securities Act.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Number of Warrants Exercised:  ______________

Net Exercise  ____  Yes  ___ No

Dated:  ____________________